Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED 2012

MIAMI, FLORIDA, April 1, 2013 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the fourth quarter and fiscal year ended December 31, 2012.

Financial Highlights

	Quarter Ended			Fiscal Year Ended
	December 31,		%	December 31,		%
(in thousands)	2012	2011	Change	2012	2011	Change
Net revenue:
Radio	$32,156	33,522	(4%)	$121,414	123,155	(1%)
Television	4,780	4,648	3%	18,108	17,829	2%

Consolidated	$36,936	38,170	(3%)	$139,522	140,984	(1%)

OIBDA, a non-GAAP measure*:
Radio	$15,219	14,671	4%	$52,205	57,030	(8%)
Television	335	(1,209)	128%	(1,557)	(5,960)	74%
Corporate	(1,955)	(1,657)	(18%)	(7,507)	(7,247)	(4%)

Consolidated	$13,599	11,805	15%	$43,141	43,823	(2%)

*	Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Discussion and Results

“During the past year we continued to focus on strengthening our multi-media platform through prudent investments in our content, sales force and digital distribution assets,” commented Raul Alarcón, Jr., Chairman and CEO. “Building on the strength of our brands among Spanish-speaking audiences in the nation’s top Hispanic markets, we made notable progress in expanding our presence in the live entertainment, mobile and online arenas, while maintaining strong audience shares across our radio clusters. We also continued to improve the performance of our TV division, which posted positive operating cash flow once again in the fourth quarter. Looking ahead, we remain very positive regarding the prospects of our business given the growth of the Hispanic population and the increasing need for advertisers to connect with our audience.”

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Quarter Results

For the quarter-ended December 31, 2012, consolidated net revenues totaled $36.9 million compared to $38.2 million for the same prior year period, resulting in a decrease of $1.2 million or 3%. Our radio segment net revenues decreased $1.4 million or 4%, primarily due to special events revenue and network sales, offset by increases in national, barter, local and interactive sales. The decrease in special events revenue occurred mainly in our Puerto Rico market and the decrease in network sales occurred throughout most of our markets. The increases in national, barter and interactive sales took place throughout most of our markets and the increase in local sales was mostly in our Los Angeles and Puerto Rico markets. Our television segment net revenues increased $0.1 million or 3%, largely due to increases in paid-programming, local spot and integrated sales, offset by a decrease in barter sales.

OIBDA, a non-GAAP measure, totaled $13.6 million compared to $11.8 million for the same prior year period, representing an increase of $1.8 million or 15%. Our television segment OIBDA increased $1.5 million or 128%, largely due to the decrease in station operating expenses of $1.4 million and an increase in net revenues of $0.1 million. Television station operating expenses decreased predominantly due to decreases in originally produced programming costs, compensation and benefits, facilities expenses and a reduction in broadcasting rights fees related to our former Puerto Rico and Chicago outlets. Our radio segment OIBDA increased $0.5 million or 4%, primarily due to the decrease of station operating expenses of $1.9 million, offset by the decrease in net revenues of $1.4 million. Radio station operating expenses decreased mainly due to special events expenses and music license fees, offset by an increase in local and national commissions and barter expense. Our corporate expenses increased by $0.3 million or 18%, mostly due to an increase in professional fees. Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $12.4 million compared to $10.4 million for the same prior year period, representing an increase of $2.0 million or 19%. This increase in operating income was attributed to the decrease in operating expenses.

Year Results

For the year-ended December 31, 2012, consolidated net revenues totaled $139.5 million compared to $141.0 million for the same prior year period, resulting in a decrease of $1.5 million or 1%. Our radio segment net revenues decreased by $1.7 million or 1%, primarily due to decreases in national and network sales, and special events revenue, offset by increases in barter, interactive and local sales. The decrease in national sales took place mainly in our New York and Chicago markets and the decrease in network sales occurred throughout all of our markets. The decrease in special events revenue occurred in our Puerto Rico, Los Angeles and New York markets. The increases in barter and interactive sales took place throughout all of our markets and the increase in local sales was mainly in our New York, Los Angeles and Puerto Rico markets. Our television segment net revenues increased $0.3 million or 2%, largely due to increases in paid-programming, sub-channel rental revenue, barter and interactive sales, offset by decreases in national, local and integrated sales.

OIBDA, a non-GAAP measure, totaled $43.1 million compared to $43.8 million for the same prior year period, representing a decrease of $0.7 million or 2%. Our radio segment OIBDA decreased $4.8 million or 8%, primarily due to the increase of station operating expenses of $3.1 million and the decrease in net revenues of $1.7 million. Radio station operating expenses increased mainly due to increases in local and national commissions, barter expense, compensation and benefits, offset by decreases in music license fees, legal settlements and special event expenses. Our television segment OIBDA (loss) decreased $4.4 million or 74%, largely due to the decrease in station operating expenses of $4.1 million and the increase in net revenues of $0.3 million. Television station operating expenses decreased predominantly due to decreases in originally produced programming costs, compensation and benefits, advertising and promotions, facilities expenses, and a reduction in broadcasting rights fees related to our former New York, Puerto Rico and Chicago outlets. Our corporate expenses increased $0.3 million or 4%, mostly due to an increase in compensation and benefits related to bonuses awarded for the successful 2012 debt refinancing, offset by decreases in professional fees and rent expense. Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Spanish Broadcasting System, Inc.	Page 3

Operating income totaled $37.3 million compared to $38.2 million for the same prior year period, representing a decrease of $0.9 million or 2%. This decrease in operating income was attributed to the decrease in net revenues.

NASDAQ Delisting Letter

On October 3, 2012, we received a written deficiency notice (the “Notice”) from the NASDAQ Global Market (“NASDAQ”) advising us that the market value of our Class A common stock for the previous 30 consecutive business days had been below the minimum $15,000,000 required for continued listing on the NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(3) (C) (the “Rule”).

Pursuant to NASDAQ Listing Rule 5810(c)(3)(D), we were provided an initial grace period of 180 calendar days, or until April 1, 2013, to regain compliance with the Rule. We did not regain compliance with the Rule by April 1, 2013. On March 29, 2013, we filed an application to be listed on the NASDAQ Capital Market. If the application is approved by NASDAQ, our Class A common stock will continue to be listed on the NASDAQ Global Market until it is switched to the NASDAQ Capital Market, which is expected to occur in April 2013. We expect the application to be approved, but there can be no guarantee that it will be. If our application is not approved, NASDAQ will provide written notification to us that our Class A common stock is subject to delisting from the NASDAQ Global Market, at which time we will have an opportunity to appeal the determination to a NASDAQ Hearings Panel.

We have not yet decided whether we would request a hearing or permit our Class A common stock to be delisted. If the Class A common stock were to be delisted, it could negatively affect the liquidity and price of the Class A common stock.

Fourth Quarter 2012 Conference Call

We will host a conference call to discuss our fourth quarter 2012 financial results on Tuesday, April 2, 2013 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Tuesday, April 16, 2013 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10026323

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

Spanish Broadcasting System, Inc.	Page 4

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

(Financial Table Follows)

Contacts:

Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Vice President of Finance	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the three-months and year ended December 31, 2012 and 2011.

	Three-Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Amounts in thousands, except per share amounts	(Unaudited)		(Unaudited)
Net revenue	$36,936	38,170	$139,522	140,984
Station operating expenses	21,382	24,708	88,874	89,914
Corporate expenses	1,955	1,657	7,507	7,247
Depreciation and amortization	1,342	1,426	5,464	5,436
(Gain) loss on the disposal of assets, net	(7)	7	(15)	(10)
Impairment charges and restructuring costs	(130)	—	442	207

Operating income	12,394	10,372	37,250	38,190
Interest expense, net	(9,930)	(2,068)	(36,543)	(8,182)
Loss on early extinguishment of debt	—	—	(391)	—

Income before income taxes	2,464	8,304	316	30,008
Income tax (benefit) expense	(164)	2,146	1,597	6,306

Net income (loss)	2,628	6,158	(1,281)	23,702
Dividends on Series B preferred stock	(2,481)	(2,481)	(9,927)	(9,927)

Net income (loss) applicable to common stockholders	$147	3,677	$(11,208)	13,775

Net income (loss) per common share:
Basic	$0.02	0.51	$(1.54)	1.90

Diluted	$0.02	0.51	$(1.54)	1.89

Weighted average common shares outstanding:
Basic	7,267	7,267	7,267	7,267

Diluted	7,267	7,269	7,267	7,278

Spanish Broadcasting System, Inc.	Page 6

Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (‘GAAP’) in the United States. However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated net income (loss), which is the most directly comparable GAAP financial measure.

	Quarter Ended December 31, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$13,599	15,219	335	(1,955)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,342	490	777	75
(Gain) loss on the disposal of assets, net	(7)	(7)	—	—
Impairment charges and restructuring costs	(130)	—	—	(130)

Operating Income (Loss)	$12,394	14,736	(442)	(1,900)

	Quarter Ended December 31, 2011
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$11,805	14,671	(1,209)	(1,657)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,426	557	740	129
(Gain) loss on the disposal of assets, net	7	1	6	—
Impairment charges and restructuring costs	—	—	—	—

Operating Income (Loss)	$10,372	14,113	(1,955)	(1,786)

	Quarter Ended December 31,
(Unaudited and in thousands)	2012	2011
Operating Income	$12,394	10,372
Other (expense) income:
Interest expense, net	(9,930)	(2,068)

Income before income taxes	2,464	8,304
Income tax (benefit) expense	(164)	2,146

Net income	$2,628	6,158

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	Fiscal Year Ended December 31, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$43,141	52,205	(1,557)	(7,507)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	5,464	2,062	2,999	403
(Gain) loss on the disposal of assets, net	(15)	(15)	—	—
Impairment charges and restructuring costs	442	48	11	383

Operating Income (Loss)	$37,250	50,110	(4,567)	(8,293)

	Fiscal Year Ended December 31, 2011
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$43,823	57,030	(5,960)	(7,247)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	5,436	2,267	2,629	540
(Gain) loss on the disposal of assets, net	(10)	(8)	6	(8)
Impairment charges and restructuring costs	207	—	—	207

Operating Income (Loss)	$38,190	54,771	(8,595)	(7,986)

	Fiscal Year Ended December 31,
(Unaudited and in thousands)	2012	2011
Operating Income	$37,250	38,190
Other (expense) income:
Interest expense, net	(36,543)	(8,182)
Loss on early extinguishment of debt	(391)	—

(Loss) income before income taxes	316	30,008
Income tax expense	1,597	6,306

Net (loss) income	$(1,281)	23,702

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Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under our Senior Secured Notes Indenture, we are to provide our Senior Secured Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the two fiscal quarter period ended December 31, 2012 (i.e. July 2012 – December 2012) and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP.

In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of December 31, 2012. Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of December 31, 2012.

(Unaudited and in thousands)	Quarter Ended September 30, 2012	Quarter Ended December 31, 2012	Six Months Ended December 31, 2012
Station Operating Income for the Television Segment, as defined by the Indenture	$(89)	$370	$281
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	776	777	1,553
Non-cash barter (income) expense	(218)	28	(190)
Other	—	7	7

GAAP Operating Loss for the Television Segment	$(647)	$(442)	$(1,089)

Secured Leverage Ratio, as defined by the Indenture	6.3

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Unaudited Segment Data

We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended December 31,		Fiscal Year Ended December 31,
	2012	2011	2012	2011
	(In thousands)		(In thousands)
Net revenue:
Radio	$32,156	33,522	121,414	123,155
Television	4,780	4,648	18,108	17,829

Consolidated	$36,936	38,170	139,522	140,984

Engineering and programming expenses:
Radio	$4,902	5,478	20,101	22,488
Television	2,140	3,495	11,144	14,993

Consolidated	$7,042	8,973	31,245	37,481

Selling, general and administrative expenses:
Radio	$12,035	13,373	49,108	43,637
Television	2,305	2,362	8,521	8,796

Consolidated	$14,340	15,735	57,629	52,433

Corporate expenses:	$1,955	1,657	7,507	7,247
Depreciation and amortization:
Radio	$490	557	2,062	2,267
Television	777	740	2,999	2,629
Corporate	75	129	403	540

Consolidated	$1,342	1,426	5,464	5,436

(Gain) loss on the disposal of assets, net:
Radio	$(7)	1	(15)	(8)
Television	—	6	—	6
Corporate	—	—	—	(8)

Consolidated	$(7)	7	(15)	(10)

Impairment charges and restructuring costs:
Radio	$—	—	48	—
Television	—	—	11	—
Corporate	(130)	—	383	207

Consolidated	$(130)	—	442	207

Operating income (loss):
Radio	$14,736	14,113	50,110	54,771
Television	(442)	(1,955)	(4,567)	(8,595)
Corporate	(1,900)	(1,786)	(8,293)	(7,986)

Consolidated	$12,394	10,372	37,250	38,190

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Selected Unaudited Balance Sheet Information and Other Data:

(Amounts in thousands)	As of December 31, 2012
Cash and cash equivalents	$26,660

Total assets	$467,418

12.5% Senior Secured Notes due 2017, net	$267,806
Other debt	11,271

Total debt	$279,077

Series B preferred stock	$92,349
Accrued Series B preferred stock dividends payable	29,369

Total	$121,718

Total stockholders’ deficit	$(45,854)

Total capitalization	$354,941

	For the Fiscal Year Ended December 31,
	2012	2011
Capital expenditures	$1,591	2,735

Cash paid for income taxes	$298	8